As filed with the Securities and Exchange Commission on May 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	34-0963169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(440) 461-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David M. Stringer, Secretary

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

(440) 461-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne K. Hanselman

John J. Harrington

Baker & Hostetler LLP

127 Public Square, Suite 2000

Cleveland, Ohio 44114

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

THE PROGRESSIVE CORPORATION

Common Shares

Serial Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Warrants

Units

Purchase Contracts

We may offer from time to time our common shares, $1.00 par value (“common shares”), our serial preferred shares, without par value (“serial preferred shares”), either separately or represented, in the case of the serial preferred shares, by depositary shares, notes, debentures or other evidences of unsecured, senior indebtedness (“senior debt securities”), notes, debentures or other evidences of unsecured, subordinated indebtedness (“subordinated debt securities”), and warrants, as further described in this prospectus. In addition, we may issue units comprised of, or purchase contracts for, these securities or other purchase contract property as described below under “Description of Units” and “Description of Purchase Contracts.” Any series of serial preferred shares, senior debt securities, subordinated debt securities, warrants, units or purchase contracts may be convertible into or exercisable or exchangeable for common shares or another series of serial preferred shares or other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We sometimes refer to senior debt securities and subordinated debt securities as collectively “debt securities” and to common shares, serial preferred shares, debt securities, depositary shares, warrants, units and purchase contracts collectively as “securities.”

This prospectus describes some of the general terms that may apply to those securities and the general way in which they may be offered. Each time we sell securities, we will specify the terms applicable to the securities being sold, and the manner in which they will be offered, in a supplement to this prospectus (a “prospectus supplement”). We may not use this prospectus to sell securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange and trade under the symbol “PGR.”

Our principal executive office is located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, and our telephone number is (440) 461-5000.

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the U.S. Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MAY 17, 2024.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC” or “Commission”). Under the registration statement, we may offer from time to time the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Our discussions of those securities and certain related documents are summaries only and are not necessarily complete. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may add, update or change information contained in this prospectus.

This prospectus includes certain documents and information that are incorporated by reference below, and it omits some of the information contained in the registration statement and the exhibits thereto. Before you invest, you should read this prospectus, any applicable prospectus supplement and the documents and other information that are incorporated by reference into this prospectus and any applicable prospectus supplement, together with the registration statement and the documents that are attached to the registration statement as exhibits. Descriptions of the documents and other information that are incorporated by reference in this prospectus, as well as information about how to obtain copies of the registration statement and related documentation from us, can be found below under “Where You Can Find More Information.”

When we use the terms “Progressive,” the “company,” “we,” “us,” or “our” in this prospectus, we mean The Progressive Corporation, and not any of its subsidiaries or affiliates, unless we state or the context implies otherwise.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus that we may provide in connection with any offering made hereby and thereby, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus also does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation may not be legally made. The delivery of this prospectus at any time does not imply that the information in this prospectus or any document incorporated by reference in this prospectus is correct as of any time after the date hereof or thereof.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement that we provide and in our filings with the SEC referred to below under “Where You Can Find More Information,” including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023, which includes a “Risk Factors” discussion at Item 1A. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.

FORWARD-LOOKING STATEMENTS

In this section, when we use the terms “Progressive,” the “company,” “we,” “us” or “our,” we mean The Progressive Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that certain statements in this prospectus and the documents incorporated by reference in this prospectus not based upon historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements often use words such as “estimate,” “expect,” “intend,” “plan,” “believe,” “goal,” “target,” “anticipate,” “will,” “could,” “likely,” “may,” “should,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Forward-looking statements are not guarantees of future performance, are based on current expectations and projections about future events, and are subject to certain risks, assumptions and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to:

•	our ability to underwrite and price risks accurately and to charge adequate rates to policyholders;

•	our ability to establish accurate loss reserves;

•	the impact of severe weather, other catastrophe events, and climate change;

•	the effectiveness of our reinsurance programs and the continued availability of reinsurance and performance by reinsurers;

•	the secure and uninterrupted operation of the systems, facilities, and business functions and the operation of various third-party systems that are critical to our business;

•	the impacts of a security breach or other attack involving our technology systems or the systems of one or more of our vendors;

•	our ability to maintain a recognized and trusted brand and reputation;

•	whether we innovate effectively and respond to our competitors’ initiatives;

•	whether we effectively manage complexity as we develop and deliver products and customer experiences;

•	our ability to attract, develop, and retain talent and maintain appropriate staffing levels;

•	the impact of misconduct or fraudulent acts by employees, agents, and third parties to our business and/or exposure to regulatory assessments;

•	the highly competitive nature of property-casualty insurance markets;

•	whether we adjust claims accurately;

•	compliance with complex and changing laws and regulations;

•	litigation challenging our business practices, and those of our competitors and other companies;

•	the success of our business strategy and efforts to acquire or develop new products or enter into new areas of business and our ability to navigate the related risks;

•	how intellectual property rights affect our competitiveness and our business operations;

•	the success of our development and use of new technology and our ability to navigate the related risks;

•	the performance of our fixed-income and equity investment portfolios;

•	the impact on our investment returns and strategies from regulations and societal pressures relating to environmental, social, governance and other public policy matters;

•	our continued ability to access our cash accounts and/or convert investments into cash on favorable terms;

•	the impact if one or more parties with which we enter into significant contracts or transact business fail to perform;

•	legal restrictions on our insurance subsidiaries’ ability to pay dividends to The Progressive Corporation;

•	our ability to obtain capital when necessary to support our business and potential growth;

•	evaluations and ratings by credit rating and other rating agencies;

•	the variable nature of our common share dividend policy;

•	whether our investments in certain tax-advantaged projects generate the anticipated returns;

•	the impact from not managing to short-term earnings expectations in light of our goal to maximize the long-term value of the enterprise;

•	the impacts of epidemics, pandemics, or other widespread health risks; and

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other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, the Risk Factors section of our Annual Report on Form 10-K for the year ending December 31, 2023.

Any forward-looking statements are made only as of the date presented. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

In addition, investors should be aware that accounting principles generally accepted in the United States prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

THE PROGRESSIVE CORPORATION

In this section, when we use the terms “Progressive,” the “company,” “we,” “us” or “our,” we mean The Progressive Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

The Progressive insurance organization began business in 1937. The Progressive Corporation, an insurance holding company, has insurance and non-insurance subsidiaries and affiliates (references in this section to subsidiaries includes affiliates as well). Our insurance subsidiaries write personal and commercial auto insurance, personal residential property insurance, business-related general liability and commercial property insurance predominantly for small businesses, workers’ compensation insurance primarily for the transportation industry, and other specialty property-casualty insurance and provide related services. Our non-insurance subsidiaries generally support our insurance and investment operations. We operate throughout the United States. Unless noted, references to “state(s)” throughout this report include the District of Columbia. The Progressive Corporation, together with its insurance and non-insurance subsidiaries and affiliates, comprise what we refer to as Progressive.

Additional information about The Progressive Corporation and its subsidiaries can be found in our documents filed with the SEC that are incorporated in this prospectus by reference, as provided below under “Where You Can Find More Information.” Our website is www.progressive.com. Information on our website does not constitute part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this website is https://www.sec.gov.

We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.progressive.com. The information contained on our website is not incorporated by reference into this document.

Our common shares are traded on the New York Stock Exchange under the symbol “PGR.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference into this prospectus information in other documents that we file with the SEC. This permits us to disclose information to you by referencing these filed documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information. Information furnished under the applicable items in our Current Reports on Form 8-K is not incorporated by reference, unless specifically stated in a prospectus supplement. The following documents, filed with Commission by us, are incorporated into this Registration Statement by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 001-09518), filed with the Commission on February 26, 2024;

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Our Definitive Proxy Statement on Schedule 14A (Commission File No. 001-09518), filed with the Commission on March 25, 2024 (solely to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	Our Quarterly Report on Form 10-Q (Commission File No. 001-09518) for the quarterly period ended March 31, 2024, filed on May 6, 2024;

•	Our Current Report on Form 8-K (Commission File No. 001-09518) filed with the Commission on May 14, 2024, only to the extent filed and not furnished; and

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The description of our Common Stock, par value $1.00 per share, contained in Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (Commission File No. 001-09518), filed with the Commission on February 26, 2024, and any amendments and reports subsequently filed for the purposes of updating that description.

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Our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) which are made with the SEC prior to the termination of this offering, as of the date of the filing of each such document

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated in this prospectus by reference (including any exhibits that are specifically incorporated by reference into the requested document). Requests for such documents should be directed to: Investor Relations, The Progressive Corporation, 6300 Wilson Mills Road, Box W33, Mayfield Village, Ohio 44143, or call: (440) 395-2222.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities referenced in this prospectus for general corporate purposes.

DESCRIPTION OF SERIAL PREFERRED SHARES AND DEPOSITARY SHARES

Our authorized capital stock at April 30, 2024 includes 20,000,000 serial preferred shares and 5,000,000 voting preference shares. No serial preferred shares or voting preference shares are outstanding as of such date.

The following summarizes briefly some of the general terms of our serial preferred shares that we may offer under a prospectus supplement, and we may “reopen” a previously issued series of serial preferred shares and issue additional shares of that series. The particular terms and provisions of the serial preferred shares offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the serial preferred shares so offered will be described in the prospectus supplement relating to such serial preferred shares.

General

Under our Articles, our Board of Directors is authorized to provide for the issuance of up to 20,000,000 serial preferred shares. All series of serial preferred shares will be of equal rank and will be identical, except in respect of the following matters that may be fixed by our Board of Directors:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the dividend rate or rates of the series;

•	the dates on which and the period or periods for which dividends, if declared, will be payable and the dates from which dividends shall accrue and be cumulative;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;

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whether the shares of the series will be convertible into common shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

•	restrictions (in addition to those provided in our Articles) on the issuance of shares of the same series or of any other class or series.

In addition, as described below under “—Fractional or Multiple Shares of Serial Preferred Shares Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of serial preferred shares, offer depositary shares evidenced by depositary receipts. The rights of holders of serial preferred shares may be adversely affected by the rights of holders of serial preferred shares that may be issued in the future.

Serial preferred shares when issued will be fully paid and non-assessable. No holder of serial preferred shares as such, will have any preemptive right to purchase, have offered for purchase or subscribe for any of the company’s shares or other securities of any class, whether now or hereafter authorized.

Dividends

The holders of serial preferred shares, in preference to the holders of common shares and of any other class of shares ranking junior to the serial preferred shares, will be entitled to receive out of any funds legally available for serial preferred shares and voting preference shares (as defined in our Articles) and when and as declared by our Board of Directors, dividends in cash at the rate or rates for such series fixed by our Board of Directors, and no more, payable on the dates fixed for such series. Such dividends will accrue and be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series.

No dividends shall be paid upon or declared or set apart for any series of the serial preferred shares for any dividend period unless at the same time (1) a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for serial preferred shares of all series then issued and outstanding and entitled to receive such dividend and (2) the dividends payable for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all voting preference shares of all series then outstanding and entitled to receive such dividend.

So long as any serial preferred shares shall be outstanding, no dividends, except a dividend payable in common shares or other shares ranking junior to the serial preferred shares, shall be paid or declared or any distribution made, except as aforesaid, in respect of the common shares or any other shares ranking junior to the serial preferred shares, nor shall any common shares or any other shares ranking junior to the serial preferred shares be purchased, retired or otherwise acquired by the company, except out of the proceeds of the sale of common shares or other shares of the company ranking junior to the serial preferred shares received by the company subsequent to the date of first issuance of serial preferred shares of any series, unless:

•

all accrued and unpaid dividends on serial preferred shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

•	there shall be no arrearages with respect to the redemption of serial preferred shares of any series from any sinking fund provided for shares of such series in accordance with our Articles.

Redemption

Subject to the express terms of each series, we:

•

may, from time to time at the option of our Board of Directors, redeem all or any part of any redeemable series of serial preferred shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of our Articles; and

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shall from time to time, make such redemptions of each series of serial preferred shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of our Articles;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the serial preferred shares to be redeemed at their respective addresses then appearing on the books of the company, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice as provided above has been deposited in the mail, we may deposit the aggregate redemption price of serial preferred shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the serial preferred shares so to be redeemed amounts equal to the redemption price of the serial preferred shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the company with respect to such shares, except only the right to receive such money from such bank or trust company without interest. In the event less than all of the outstanding serial preferred shares are to be redeemed, the serial preferred shares shall select by lot the shares so to be redeemed in such manner as shall be prescribed by our Board of Directors.

If the holders of serial preferred shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the company such unclaimed amounts and thereupon such bank or trust company and the company shall be relieved of all responsibility in respect thereof and to such holders.

Any serial preferred shares which are (1) redeemed by the company pursuant to the above, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the company, shall resume the status of authorized but unissued serial preferred shares without serial designation.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company, the holders of serial preferred shares of any series will be entitled to receive in full, out of our assets, including our capital, before any amount shall be paid or distributed among the holders of common shares or any other shares ranking junior to the serial preferred shares, the amounts fixed with respect to shares of such series, in accordance with our Articles, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the company. In the event our net assets are insufficient to permit the payment upon all outstanding serial preferred shares and voting preference shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding serial preferred shares and voting preference shares in proportion to the full preferential amount to which such share is entitled.

After payment to the holders of serial preferred shares of the full preferential amounts as aforesaid, the holders of serial preferred shares, as such, shall have no right or claim to any of the remaining assets of the company.

The merger or consolidation of the company or the sale, lease or conveyance of all or substantially all assets of the company will not be deemed to be a dissolution, liquidation or winding up for this purpose.

Voting Rights

Except as indicated below or otherwise required by law, the holders of serial preferred shares will not have any voting rights.

Right to Elect Two Directors on Nonpayment of Dividends. If and so often as the company shall be in default in the payment of the equivalent of the full dividends payable on any series of serial preferred shares at the time outstanding whether or not earned or declared, for a number of dividend payment periods (whether or not consecutive) which in the aggregate contain at least 540 days, the holders of serial preferred shares of all series, voting separately as a class, shall be entitled to elect, as provided below, two members of our Board of Directors of the company; provided, however, that the holders of serial preferred shares shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than 50% of the outstanding serial preferred shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the serial preferred shares of all series then outstanding shall have been paid, whereupon the holders of serial preferred shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

In the event of default entitling the holders of serial preferred shares to elect two directors as specified in the prior paragraph, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the company upon written request of, or may be called by, the holders of record of at least 10% of the serial preferred shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the company shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 120 days after the date of receipt of the foregoing written request from the holders of the serial preferred shares. At any meeting at which the holders of serial preferred shares shall be entitled to elect directors, the holders of 50% of the serial preferred shares of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of our Board of Directors which the holders of serial preferred shares are entitled to elect as herein provided. Notwithstanding any other provision of our Articles or our Code of Regulations or any action taken by the holders of any class of shares fixing the number of directors of the company, the two directors who may be elected by the holders of serial preferred shares pursuant to this provision shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this provision. These provisions shall not prevent any change otherwise permitted in the total number of directors of the company nor require the resignation of any director elected otherwise than pursuant to these provisions. Notwithstanding any classification of the other directors of the company, the two directors elected by the holders of serial preferred shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

Upon any divesting of the special class voting rights of the holders of the serial preferred shares in respect of elections of directors as provided in this section, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

Other Voting Rights. In addition to any other vote or consent of shareholders required by law or by our Articles, the affirmative vote or consent of the holders of at least two-thirds of the serial preferred shares at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of serial preferred shares are concerned, such action may be effected with such vote or consent):

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Amendment of Our Articles or Our Code of Regulations. Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our Articles or of our Code of Regulations which affects adversely the preferences or voting or other rights of the holders of the serial preferred shares; provided, however, neither the amendment of our Articles so as to authorize, create or change the authorized or outstanding number of serial preferred shares or of any shares ranking on a parity with or junior to the serial preferred shares nor the amendment of the provisions of our Code of Regulations so as to change the number of directors of the company shall be deemed to affect adversely the preferences or voting or other rights of the holders of serial preferred shares; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of serial preferred shares at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

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Authorization of Senior Shares. The authorization, creation or the increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to the serial preferred shares; or

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Purchases or Redemption. The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the serial preferred shares then outstanding except in accordance with a stock purchase offer made to all holders of record of serial preferred shares, unless all dividends on all serial preferred shares then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

Fractional or Multiple Shares of Serial Preferred Shares Issued as Depositary Shares

If we issue depositary shares evidenced by depositary receipts instead of issuing whole individual shares of any series of serial preferred shares, each depositary share will represent a fraction of a share or some multiple of shares of the particular series of serial preferred shares issued and deposited with a depositary agent. The fraction of a share or multiple of shares of serial preferred shares which each depositary share represents will be stated in the prospectus supplement relating to any series of serial preferred shares issued and deposited with a depositary agent.

We will deposit the shares of serial preferred shares to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be the company, a bank or other financial institution that we select and name in the prospectus supplement, as serial preferred shares depositary agent, and the holders from time to time of depositary receipts issued under that deposit agreement. Under each deposit agreement, only the name of the person in whose name the depositary shares are registered on the records of the depositary agent is recognized as the holder of those shares.

Each holder of a depositary share will be entitled to all rights and preferences of the underlying serial preferred shares, including, where applicable, dividend, redemption, liquidation, voting and conversion rights, in proportion to the applicable fraction or multiple of a share of serial preferred shares represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of serial preferred shares. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

We will deliver all required reports and communications to holders of the serial preferred shares to the serial preferred shares depositary agent, who will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities and subordinated debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The senior debt securities and subordinated debt securities will represent unsecured general obligations of the company. The senior debt securities will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness and will rank senior to our subordinated indebtedness, if any. The senior debt securities will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “Senior Debt,” as defined in the subordinated debt indenture. Neither of the indentures limits our ability to incur additional unsecured indebtedness.

General

The senior debt securities and the subordinated debt securities are each governed by an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture provides that we may issue debt securities in one or more series up to the aggregate principal amount that we may authorize from time to time. The senior indenture is a contract between The Progressive Corporation and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, which acts as trustee. The subordinated debt indenture will be a contract between The Progressive Corporation and a trustee to be selected by us at or about the time we offer our subordinated debt securities. A form of the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indentures are substantially similar, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. Copies of the senior indenture and a form of the subordinated indenture are exhibits to our registration statement. See “Where You Can Find More Information” above for information on how to obtain copies.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

The prospectus supplement for each series of debt securities offered under this prospectus will include information relating to the following terms, to the extent applicable:

•	the title, aggregate principal amount and authorized denominations of such debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	the purchase price of such debt securities (expressed as a percentage of the principal amount thereof);

•	the date on which such debt securities will mature and the principal is payable;

•	the rate or rates (which may be fixed or variable) per annum at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•	the coin or currency or units based on or relating to currencies in which such debt securities may be purchased and in which payment of principal and interest will be made;

•	the periods for which and the dates on which such interest, if any, will be payable;

•	the place or places where the principal of and premium and interest, if any, on such debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund);

•

whether such debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary agent for such global securities and the circumstances under which any such global security may be exchanged for securities registered in the name of, and any transfer of such global security may be registered in the name of, a person other than the depositary agent;

•

whether, and under what circumstances, the company will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in an appropriate prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts; and

•	any other specific terms of such series. (Section 2.3)

If a prospectus supplement specifies that debt securities are denominated in a currency other than U.S. dollars or U.S. currency units, such prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency or currency unit in which the principal of and premium and interest, if any, on such debt securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. (Section 2.3)

Debt securities may be presented for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture. (Section 2.8)

Global Securities

We may issue debt securities in the form of one or more global securities that will be deposited with a depositary, or with a nominee for a depositary, identified in an appropriate prospectus supplement and registered in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred, except as a whole by the depositary for such global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Events of Default, Waiver and Notice

As to any series of debt securities, an event of default is defined in the indenture as:

•	a default for 30 days in payment of any interest on the debt securities of such series when due;

•	a default in payment of all or any part of the principal of the debt securities of such series when due either at maturity, upon redemption, by declaration or otherwise;

•	a default in the payment of a sinking fund installment, if any, on the debt securities of such series;

•

a default in the performance or breach of any other covenant or warranty contained in the indenture for the benefit of such series which has not been remedied for a period of 90 days after notice given as specified in the indenture;

•	certain events of bankruptcy, insolvency and reorganization of us; or

•	any other event of default of such series. (Section 5.1)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued thereunder. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal of, or premium, if any, or interest on such debt securities) if the trustee determines, in good faith, that it is in the interest of the holders of debt securities of such series to do so; provided, however, that in the case of a default of the character specified in the fourth bullet point above, no such notice to holders of debt securities of such series may be given until at least 30 days after the occurrence thereof. (Section 5.11)

The indenture provides that if an event of default described in any of the first four bullet points above with respect to a particular series of debt securities occurs and continues, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. If an event of default described in the fifth bullet point above occurs and continues, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding under the indenture (voting as one class) may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all debt securities then outstanding thereunder and the interest accrued thereon, if any, to be due and payable immediately. (Section 5.1) Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, if any, or interest on such debt securities) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series (or of all series thereunder, as the case may be) then outstanding. (Sections 5.10 and 8.1)

The indenture provides that holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected (with each series voting as a separate class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to debt securities of such series, or exercising any trust or power conferred by the indenture on the trustee with respect to the particular series of debt securities, subject to certain limitations specified in the indenture, provided that the holders of debt securities have offered to the trustee reasonable security or indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d)) Under the terms of the indenture, the holders of a majority in aggregate principal amount of a series of the debt securities affected thereby at the time outstanding may, on behalf of all holders of debt securities of such series, waive compliance with certain covenants contained in the indenture. (Section 5.10)

The indenture requires us to deliver annually to the trustee a written certification of our compliance with all conditions and covenants under the indenture. (Section 3.5) Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities denominated in U.S. dollars and debt securities denominated in any other currency or currency unit, in the absence of any provision to the contrary in the form of debt security of any particular series, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars will be treated for any such action, determination or distribution as the amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the company reasonably specifies in a written notice to the trustee or, in the absence of such written notice, as the trustee may determine. (Section 11.11)

Modification of the Indenture

The indenture provides that we and the trustee may from time to time execute supplemental indentures to provide for the issuance of debt securities of any series and for other permitted purposes. (Section 8.1)

If we receive the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby, we may enter into a supplemental indenture with the trustee to modify the indenture or any supplemental indenture or the rights of the holders of such debt securities. However, without the consent of the holder of each debt security affected thereby, no such modification may, among other things:

•	extend the final maturity of any debt security;

•	reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined;

•	reduce the rate or extend the time of payment of interest thereon;

•	change the currency or currency unit of payment thereof;

•

reduce the portion of the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy;

•

reduce any amount payable upon redemption of any debt security, or impair or affect the right of a holder of any debt security to institute suit for the payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holder of a debt security; or

•	reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person, unless either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state thereof and expressly assumes the payment of the principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding upon us, and, immediately after such merger or consolidation, or such sale or conveyance, we or such successor corporation are not in default in the performance of any such covenant or condition. (Article Nine)

Defeasance

The indenture provides that, unless the terms of any series of debt securities provide otherwise, we will be discharged from obligations in respect of the outstanding debt securities of any series and the provisions of the indenture with respect thereto (excluding certain obligations, such as obligations to register the transfer or exchange of such outstanding debt securities, to replace stolen, lost or mutilated certificates or coupons and to hold moneys for payment in trust) upon the irrevocable deposit with the trustee, in trust, of cash or U.S. government obligations (as defined in the indenture) which, through the payment of interest and principal thereof in accordance with their terms, will provide cash in an amount sufficient to pay the principal of and premium, if any, and interest on and mandatory sinking fund payments, if any, in respect of all outstanding debt securities of such series on the stated dates such payments are due in accordance with the terms of the indenture and such outstanding debt securities, provided that we have received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such outstanding debt securities and that certain other conditions are met. (Section 10.1(B))

Satisfaction and Discharge

The indenture will cease to be of further effect and the trustee, on demand of and at the expense of the company, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain enumerated conditions, including:

•	We have paid all sums payable by us under the indenture, as and when the same are due and payable;

•	We have delivered to the trustee for cancellation all debt securities theretofore authenticated under the indenture; or

•

All debt securities not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year and we have deposited with the trustee sufficient cash or U.S. government obligations which, through the payment of principal and interest thereon in accordance with their terms, will provide sufficient cash to pay, at maturity or upon redemption, all debt securities of any series outstanding under the indenture. (Section 10.1(A))

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to the senior debt securities as described in an applicable prospectus supplement.

The subordinated debt indenture defines “Senior Debt” as all indebtedness and obligations of, or guaranteed or assumed by, us that are for borrowed money, evidenced by bonds, debentures, notes or other similar indebtedness, whether outstanding now or in the future, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations of that kind. As defined in the subordinated debt indenture, Senior Debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if the instrument by which such indebtedness or obligations are evidenced provides that they are subordinated, or not superior, in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal and any premium and interest on the Senior Debt has been paid in full or such payment has been duly provided for, no payment on account of principal or interest may be made on any subordinated debt securities in the following circumstances:

•

if, at the time of such payment or immediately giving effect thereafter, an event of default will have occurred with respect to any Senior Debt, permitting the holders of that Senior Debt to accelerate the maturity of that Senior Debt, or an event that, with the giving of notice or the passage of time or both, would constitute such event of default and such event of default will not have been cured or waived; or

•	in the event of any bankruptcy, insolvency, receivership, conservatorship or other similar proceedings involving our assets.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay or deliver such payment or distribution to the holders of the Senior Debt.

Governing Law

The indenture is, and the debt securities will be, governed by the laws of the State of New York. (Section 11.8)

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement for any warrants will describe the terms of any warrants being offered. These warrants may be issued independently, or together with any underlying securities, and may be attached to or separate from the underlying securities. We will issue each series of warrants under a warrant agreement between the company and a warrant agent that we will name in the prospectus supplement. The warrant agent will act solely as the company’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which (including the form of the warrant certificate) will be filed as an exhibit to the registration statement of which this prospectus forms a part. This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement.

We may issue warrants in one or more series. This section summarizes terms of the warrants that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, which may include the following:

•	the title of the warrants;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the warrant agreement under which we will issue the warrants;

•	if applicable, the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•

the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

•

whether the warrants will be issued in registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued, and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent, any depositaries and any execution, paying, transfer, calculation or other agents or registrars;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	anti-dilution provisions of the warrants, if any;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Before the exercise of their warrants, holders of warrants exercisable for shares of serial preferred shares or common shares will not have any rights of holders of the serial preferred shares or common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the serial preferred shares or common shares purchasable upon such exercise. Before the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the company to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement for any units will describe the terms of any units being offered. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

The prospectus supplement may describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units;

•	a discussion of material U.S. federal income tax considerations applicable to the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. This summary also is subject to and qualified by reference to the description of the particular terms of your units described in the prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us or sell to us, and for us to sell to or purchase from the holders, a specified amount or number of one or more of the other securities described in this prospectus or the applicable prospectus supplement. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

As may be specified in the applicable prospectus supplement, we may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common shares or serial preferred shares, other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•

the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance, or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract until a purchase contract is properly exercised.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and may contain, where applicable, the following information about your purchase contract:

•

whether the purchase contract obligates the holder to purchase from us or sell to us, or for us to sell to or purchase from the holder, purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•

the settlement date or dates on which the holder will be obligated to purchase such purchase contract properties and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	the events, if any, that will cause the company’s obligations and the obligations of the holder under the purchase contract to terminate;

•

whether the purchase contracts will be issued separately or as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor;

•

the terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to the company or distributed to the holder;

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form; and

•

the amount of the contract fee, if any, that may be payable by the company to the holder or by the holder to the company, the date or dates on which the contract fee will be payable and the extent to which the company or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We can issue securities in registered form or in the form of one or more global securities. In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Legal Owner of a Registered Security

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “—Global Securities” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend an indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

Unless otherwise noted in the applicable prospectus supplement or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The applicable prospectus supplement will identify the depositary.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s

Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Owner of a Registered Security”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Legal Owner of a Registered Security.”

Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if we determine and notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered under this prospectus through agents, underwriters, or dealers, or we may sell securities directly to one or more purchasers, or through a combination of any such methods of sale. The prospectus supplement for a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of the specific agents, dealers or underwriters (including managing underwriters, if any), the purchase price and the proceeds to us from such sales, any underwriting discounts, agency fees or commissions and other items constituting compensation to the underwriters, agents or dealers, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers, the securities exchange, if any, on which such securities may be listed, and the place and time of delivery of the securities offered.

Securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (“Securities Act”), of any securities so offered and sold. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we use an underwriter or underwriters in the sale of any securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. Such underwriter or underwriters will acquire the securities for their own account and may resell such securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act. If any underwriter or underwriters are utilized in the sale of any securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of any securities under this prospectus, we will sell such securities to the dealer, as principal. The dealer then may resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. The name of any such dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase securities may be solicited directly by us, and sales of such securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

The place and time of delivery of the applicable securities will be set forth in an accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement relating to the securities, certain legal matters in connection with the securities will be passed upon for Progressive by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

All fees and expenses are estimated:

Registration Fee—Securities and Exchange Commission	$	*
Trustee’s Fees and Expenses		**
Transfer Agent’s Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Blue Sky Fees and Expenses (including related fees and expenses of counsel)		**
Printing Expenses		**
Rating Agency Fees		**
Miscellaneous Expenses		**
Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	These fees are calculated based on the number of issuances and the amount of securities offered and cannot be calculated at this time.

Item 15.	Indemnification of Directors and Officers.

Ohio Revised Code.

Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation’s articles of incorporation or code of regulations (which prohibition is not contained in our Articles of Incorporation or Code of Regulations), a corporation shall pay a director’s expenses, including attorneys’ fees, as such expenses are incurred, in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to: (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, and (b) reasonably cooperate with the corporation concerning the action, suit or proceeding.

Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase and maintain insurance or furnish similar protection for any director, officer or employee against any liability asserted against such person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify such person under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Code of Regulations as Amended on May 7, 2021.

Article VI of our Code of Regulations provides for indemnification of any current or former director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil, to which he or she was, is or may be a party by reason of his or her status as such director, officer or employee.

A current or former director, officer or employee is entitled to indemnification if he or she is successful on the merits or otherwise in the defense of any such action, suit or proceeding or if a determination is made pursuant to Article VI of our Code of Regulations: (1) by the directors of Progressive acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present, or (2) by our shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Progressive on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of Progressive on such proposal, that such director, officer or employee: (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his or her duty to us, (b) acted in good faith and in a manner he or she reasonably believed to be in the best interest of Progressive, and (c) in any matter which is the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding, whether threatened or actual, may be paid by us as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by our Board of Directors in the specific case, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it is ultimately determined that he or she is entitled to be indemnified by us.

Directors’ and Officers’ Insurance Policies.

The Registrant maintains directors’ and officers’ liability insurance used most under policies issued by unaffiliated insurance companies. The risks covered by such policies include certain liabilities under the securities laws.

Indemnification Agreements.

The Registrant has entered into indemnification agreements with its directors and officers that offer substantially the same scope of coverage afforded by Ohio law. Each indemnification agreement provides, among other things, that the Registrant will, subject to the agreement terms, indemnify a director or officer, as applicable, if, by reason of the individual’s status as a director or officer, the person incurs expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director or officer, as applicable, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement.

See the proposed form of Underwriting Agreement to be filed as an amendment or as an exhibit to a document incorporated by reference into this registration statement for certain provisions relating to indemnification of us and our directors and officers.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Documents with Which Exhibit was Previously Filed with SEC

1.1	Form of Underwriting Agreement	*

4.1	Form of specimen certificate representing The Progressive Corporation’s common shares, $1.00 par value	*

4.2	Indenture between the registrant and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, dated as of September 12, 2018	Registration Statement on Form S-3 (filed on September 13, 2018, Exhibit 4.2 therein)

4.3	Form of Subordinated Indenture	Registration Statement on Form S-3 (filed on September 13, 2018, Exhibit 4.3 therein)

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Documents with Which Exhibit was Previously Filed with SEC

4.4	Form of Senior Debt Security	*

4.5	Form of Subordinated Debt Security	*

4.6	Form of Certificate of Amendment to Amended Articles of Incorporation designating Serial Preferred Shares	*

4.7	Form of Deposit Agreement of The Progressive Corporation	*

4.8	Form of Warrant Agreement of The Progressive Corporation	*

4.9	Form of Unit Agreement of The Progressive Corporation	*

4.10	Form of Purchase Contract of The Progressive Corporation	*

5	Opinion of Baker & Hostetler LLP regarding the legality of the securities being registered	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Baker & Hostetler LLP	Filed herewith (included in Exhibit 5)

24.1	Powers of Attorney	Filed herewith

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association	Filed herewith

107	Filing Fee Table	Filed herewith

*	To be filed by an amendment or as an exhibit to a document incorporated by reference into the registration statement in connection with a specific offering of securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Village, State of Ohio, on May 17, 2024.

THE PROGRESSIVE CORPORATION

By:	/s/ David M. Stringer
David M. Stringer, Vice President, Chief Legal Officer, and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Susan Patricia Griffith Susan Patricia Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2024

/s/ John P. Sauerland John P. Sauerland	Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2024

/s/ Mariann Wojtkun Marshall Mariann Wojtkun Marshall	Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)	May 17, 2024

* Lawton W. Fitt	Chairperson of the Board	May 17, 2024

* Danelle M. Barrett	Director	May 17, 2024

* Philip Bleser	Director	May 17, 2024

* Stuart B. Burgdoerfer	Director	May 17, 2024

* Pamela J. Craig	Director	May 17, 2024

* Charles A. Davis	Director	May 17, 2024

* Roger N. Farah	Director	May 17, 2024

Signature	Title	Date

* Devin C. Johnson	Director	May 17, 2024

* Jeffrey D. Kelly	Director	May 17, 2024

* Barbara R. Snyder	Director	May 17, 2024

* Kahina Van Dyke	Director	May 17, 2024

*

David M. Stringer, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By:	/s/ David M. Stringer	Date: May 17, 2024
David M. Stringer
Attorney-in-Fact